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                                                                    EXHIBIT 3.81

                                                               [Filed
                                                         In the Office of the
                                                     Secretary in State of Texas
                                                            Dec. 23 1985]



                            ARTICLES OF INCORPORATION
                                       OF
                          WESTERN POSTER SERVICE, INC.


         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation:

                                    Article I

         The name of the corporation is Western Poster Service, Inc.

                                   Article II

         The period of its duration is perpetual.

                                   Article III

         The purpose for which the corporation is organized is to use screen-process printing for the purpose of making outdoor advertising posters and the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   Article IV

         The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000); with no par value, and a stated value of One and No/100 Dollars, ($1.00) each.

                                    Article V

         The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand and No/100 Dollars, ($1,000.00), consisting of money, labor done, or property actually received.

                                   Article VI

         The street address of its initial registered office is 606 City Savings Building, San Angelo, Texas 76903; and the name of its initial registered agent at such address is Aaron Goldberg.

                                   Article VII

         The number of directors constituting the initial board of directors is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualified are:
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         (1)      Harold Newman, P. O. Box 1726, Jamestown, North Dakota 58401
         (2)      Rohland R. Reider, P. O. Box 650, San Angelo. Texas 76902
         (3)      James T. Newman, P. O. Box 1726, Jamestown, North Dakota 58401
         (4)      Russell J. Newman, P. O. Box 1726, Jamestown, North Dakota
                  58401
         (5)      William L. Pierce, P. O. Box 3842, San Angelo, Texas 76902

                                  Article VIII

         The name and address of the incorporator is:

         Rohland R. Reider, P. O. Box 650, San Angelo, Texas 76902

         IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of December, A.D. 1985.


                                           /s/ Rohland R. Reider
                                           -------------------------------------
                                           Rohland R. Reider

THE STATE OF TEXAS       )
                         )
COUNTY OF TOM GREEN      )

         SUBSCRIBED AND SWORN TO by the said incorporator, Rohland R. Reider, this 17th day of December, A.D. 1985.


                                           /s/ Juli D. Shultz
                                           -------------------------------------
                                           Notary Public, State of Texas
                                           My Commission Expires: 02/20/1988
                                           Notary's Printed Name: Juli D. Shultz



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